EXHIBIT NO. 21.1

SUBSIDIARIES OF THE REGISTRANT

ASPECT Business Solutions, Inc. , a Texas corporation (active)

SMS Envirofuels, Inc., a Texas corporation (active)

YCO Holdings, Inc., a Texas corporation (dissolved in 2004)